Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 28, 2022 relating to the financial statements of CalAmp Corp. and subsidiaries and the effectiveness of CalAmp Corp. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of CalAmp Corp. for the fiscal year ended February 28, 2022.

/s/ Deloitte & Touche LLP

Costa Mesa, CA

November 14, 2022